UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Veronica Dillon and Ann L. McDaniel

On July 16, 2014, each of Veronica Dillon and Ann L. McDaniel accepted a retirement package under the Graham Holdings Company (the “Company”) voluntary retirement incentive program offered to eligible employees in certain of the Company’s departments (the “VRIP”), and has signed a general release of claims in accordance with the VRIP.  Pursuant to the VRIP, Ms. Dillon and Ms. McDaniel will retire from the Company as of a date that shall be designated by the Company based on the Company’s business needs, and which is expected to be no later than June 30, 2015 (each executive’s retirement date, a “Retirement Date”).  Under the VRIP, each of Ms. Dillon and Ms. McDaniel will receive a 10% increase in her normally calculated benefit to be paid under the Retirement Plan for Graham Holdings Company (the “Qualified Plan”) and the Graham Holdings Company Supplemental Executive Retirement Plan (the “SERP”), determined as of the Retirement Date.  In addition, Ms. Dillon will receive a one-time payment (to be paid in the form she elects pursuant to the VRIP) estimated to be $1,091,400 ($442,000 from the Qualified Plan and $649,400 from the SERP), based on her 24 years of service with the Company, and Ms. McDaniel will receive a one-time payment (to be paid in the form she elects pursuant to the VRIP) estimated to be $1,348,200 ($546,000 from the Qualified Plan and $802,200 from the SERP), based on her 31 years of service with the Company, in each case, following the termination of the executive’s employment with the Company.  Benefits pursuant to the VRIP that relate to the Qualified Plan will be paid by such plan, and benefits that relate to the SERP will be paid by the Company.

Consulting Agreements with Ms. Dillon and Ms. McDaniel

Each of Ms. Dillon and Ms. McDaniel will provide consulting services to the Company following retirement pursuant to consulting agreements with the Company (the “Consulting Agreements”), each dated as of July 16, 2014, and effective as of the date immediately following the Retirement Date.  Under the terms of the Consulting Agreements, each of Ms. Dillon and Ms. McDaniel has agreed to provide consulting services to the Company for a period of two years following the Retirement Date (the “Term”), which will require no more than 80 hours per month in the first year of the Term and 40 hours per month in the second year of the Term.  During the Term, each of Ms. Dillon and Ms. McDaniel will perform such consulting services as an independent contractor.

Each of Ms. Dillon and Ms. McDaniel will be entitled to receive compensation of $28,333 per month during the first year of the Term and $14,167 per month during the second year of the Term, in addition to reimbursement for business expenses.  Neither Ms. Dillon nor Ms. McDaniel will be entitled to participate in any employee benefit plan or arrangement during the Term, other than with respect to any benefits previously accrued during her employment with the Company.

Pursuant to the Consulting Agreements, each of Ms. Dillon and Ms. McDaniel has also agreed to non-competition, non-solicitation of customers and employees and no-hire restrictions during the period she performs the consulting services, and to maintain the confidentiality of certain information related to the Company and its businesses during the period she performs the consulting services and at all times thereafter.

The Consulting Agreements may be terminated at any time by either party, provided that in the event of a termination by Ms. Dillon or Ms. McDaniel, the executive must provide ten days advance written notice.

The foregoing description of the Consulting Agreements is qualified in its entirety by reference to the Consulting Agreements filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

Letter Agreements with Hal S. Jones and Gerald M. Rosberg

On July 16, 2014, the Company entered into letter agreements with each of Hal S. Jones and Gerald M. Rosberg (the “Letter Agreements”) in recognition of each such executive’s many years of dedicated service to the Company.  Under the terms of the Letter Agreements, upon a termination of employment for any reason other than for cause, each of Mr. Jones and Mr. Rosberg will be entitled to a lump sum payment of $1,400,000 and $1,000,000, respectively, as well as the actuarial present value of 10% of the benefits to be paid to each of Mr. Jones and Mr. Rosberg pursuant to the Qualified Plan and the SERP, based on actuarial calculations to be performed at the time of termination of employment, in each case, to be paid by the Company.  Under the terms of the Letter Agreements, and as consideration for the benefits provided in such agreements, each of Mr. Jones and Mr. Rosberg have agreed to non-competition, non-solicitation of customers and employees and no-hire restrictions for a one-year period following termination, as well as to maintain the confidentiality of certain information related to the Company and its businesses at all times following termination.  Each of Mr. Jones and Mr. Rosberg will additionally be required to execute a separation and release agreement as a condition to receiving the payments under the Letter Agreements.

The foregoing description of the Letter Agreements is qualified in its entirety by reference to the Letter Agreements filed as Exhibits 10.3 and 10.4 to this report and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Consulting Agreement, dated July 16, 2014, between Graham Holdings Company and Veronica Dillon

10.2	Consulting Agreement, dated July 16, 2014, between Graham Holdings Company and Ann L. McDaniel

10.3	Letter Agreement, dated July 16, 2014, between Graham Holdings Company and Hal S. Jones

10.4	Letter Agreement, dated July 16, 2014, between Graham Holdings Company and Gerald M. Rosberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company

Date: July 16, 2014	By:	/s/ Hal S. Jones
Name: Hal S. Jones,
Title: Senior Vice President – Finance
(Principal Financial Officer)

Exhibit Index

Exhibit Number	Description

10.1	Consulting Agreement, dated July 16, 2014, between Graham Holdings Company and Veronica Dillon

10.2	Consulting Agreement, dated July 16, 2014, between Graham Holdings Company and Ann L. McDaniel

10.3	Letter Agreement, dated July 16, 2014, between Graham Holdings Company and Hal S. Jones

10.4	Letter Agreement, dated July 16, 2014, between Graham Holdings Company and Gerald M. Rosberg